As filed with the Securities and Exchange Commission on March 17, 1999
                                                      Registration No. 333-71989
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                   FORM S-3/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                                 IMAGINON, INC.
                 (Exact name of Registrant specified in charter)


                  Delaware                         84-1217733
           (State or Jurisdiction of              (IRS Employer
           Incorporation or organization)     Identification No.)

                           1313 LAUREL STREET, SUITE 1
                          SAN CARLOS, CALIFORNIA 94070
                               PHONE 650-596-9300
               (Address, including zip code, and telephone number,
                   including area code, Registrant's principal
                               executive offices)

                                DAVID M. SCHWARTZ
                           1313 LAUREL STREET, SUITE 1
                          SAN CARLOS, CALIFORNIA 94070
                               PHONE 650-596-9300
 (Name, address and telephone number, including area code, of agent for service)

                     Copies of communication, including all
                       communication sent to the agent for
                           service, should be sent to:

                               GERALD RASKIN, ESQ.
                                SETH WEISS, ESQ.
              FRIEDLOB SANDERSON RASKIN PAULSON & TOURTILLOTT, LLC
                          1400 GLENARM PLACE, SUITE 300
                             DENVER, COLORADO 80202
                                 (303) 571-1400

                              --------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check this following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

-----------------------------------------------------------------------------------------------------------------------
|                         CALCULATION OF REGISTRATION FEE                                                             |
|---------------------------------------------------------------------------------------------------------------------|
|    Title of each class of      |       Amount to     |       Proposed        |       Proposed     |     Amount of   |
| securities to be registered    |           be        |        Maximum        |       Maximum      |    Registration |
|                                |       Registered    |     Offering Price    |       Aggregate    |        Fee      |
|                                |                     |        Per Share      |       Offering     |                 |
|                                |                     |                       |        Price       |                 |
|---------------------------------------------------------------------------------------------------------------------|
|Common Stock issuable upon      |         71,568      |        $.05535        |         $3,961     |       $1        |
|exercise of warrants (Group E   |                     |                       |                    |                 |
|Warrants)                       |                     |                       |                    |                 |
|--------------------------------|---------------------|-----------------------|--------------------|-----------------|
|Common Stock issuable upon      |        560,807      |        $.46125        |       $258,672     |       $72       |
|exercise of warrants (Group F   |                     |                       |                    |                 |
|Warrants)                       |                     |                       |                    |                 |
|--------------------------------|---------------------|-----------------------|--------------------|-----------------|
|Common Stock issuable upon      |        135,500      |        $.1845         |        $25,000     |           $7    |
|exercise of warrants (Group G   |                     |                       |                    |                 |
|Warrants)                       |                     |                       |                    |                 |
|--------------------------------|---------------------|-----------------------|--------------------|-----------------|
|Common Stock issuable upon      |         15,000      |        $2.00          |        $30,000     |           $8    |
|exercise of warrants (Group I   |                     |                       |                    |                 |
|Warrants)                       |                     |                       |                    |                 |
|--------------------------------|---------------------|-----------------------|--------------------|-----------------|
|Common Stock issuable upon      |         21,000      |        $1.50          |        $52,500     |          $15    |
|exercise of warrants (Group A   |                     |                       |                    |                 |
|Warrants)                       |                     |                       |                    |                 |
|--------------------------------|---------------------|-----------------------|--------------------|-----------------|
|Common Stock issuable upon      |         71,669      |        $1.50          |       $107,504     |          $30    |
|exercise of warrants (Group B   |                     |                       |                    |                 |
|Warrants)                       |                     |                       |                    |                 |
|--------------------------------|---------------------|-----------------------|--------------------|-----------------|
|Common Stock issuable upon      |        120,000      |        $1.80          |       $216,000     |          $60    |
|exercise of warrants (Group C   |                     |                       |                    |                 |
|Warrants)                       |                     |                       |                    |                 |
|--------------------------------|---------------------|-----------------------|--------------------|-----------------|
|Common Stock issuable upon      |         58,331      |        $4.8125        |       $280,718     |          $78    |
|exercise of warrants (Group M   |                     |                       |                    |                 |
|Warrants)                       |                     |                       |                    |                 |
|--------------------------------|---------------------|-----------------------|--------------------|-----------------|
|Common Stock issuable upon      |        221,400      |        $1.00          |       $221,400     |          $62    |
|exercise of warrants (Group H,  |                     |                       |                    |                 |
|J and K Warrants)               |                     |                       |                    |                 |
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
|                         CALCULATION OF REGISTRATION FEE                                                             |
|---------------------------------------------------------------------------------------------------------------------|
|    Title of each class of      |       Amount to     |       Proposed        |       Proposed     |     Amount of   |
| securities to be registered    |           be        |        Maximum        |       Maximum      |    Registration |
|                                |       Registered    |     Offering Price    |       Aggregate    |        Fee      |
|                                |                     |        Per Share      |       Offering     |                 |
|                                |                     |                       |        Price       |                 |
|---------------------------------------------------------------------------------------------------------------------|
|Common Stock issuable upon      |        100,000      |        $.75           |        $75,000     |          $21    |
|exercise of warrants (Group L   |                     |                       |                    |                 |
|Warrants)                       |                     |                       |                    |                 |
|--------------------------------|---------------------|-----------------------|--------------------|-----------------|
|Common Stock                    |         20,000      |        $1.00          |        $20,000     |           $6    |
|--------------------------------|---------------------|-----------------------|--------------------|-----------------|
|Common Stock                    |      2,394,585      |        $5.75 (2)      |    $13,768,863     |       $3,828    |
|--------------------------------|---------------------|-----------------------|--------------------|-----------------|
|Common Stock issuable upon      |      1,870,000      |        $1.50          |     $2,805,000     |         $780    |
|exercise of Publicly-held       |                     |                       |                    |                 |
|Warrants (Group D Warrants)     |                     |                       |                    |                 |
|--------------------------------|---------------------|-----------------------|--------------------|-----------------|
|Common Stock issuable upon      |                     |                       |                    |                 |
|conversion of Series D          |        600,000      |        $2.50 (3)      |     $1,500,000     |         $417    |
|Convertible Preferred Stock     |                     |                       |                    |                 |
|--------------------------------|---------------------|-----------------------|--------------------|-----------------|
|Common Stock issuable upon      |                     |                       |                    |                 |
|exercise of Series D warrants   |        150,000      |        $3.23125 (4)   |       $484,688     |         $135    |
|(Group N Warrants)              |                     |                       |                    |                 |
|--------------------------------|---------------------|-----------------------|--------------------|-----------------|
|Common Stock issuable upon      |                     |                       |                    |                 |
|conversion of Series E          |        600,000      |        $2.50          |     $1,500,000     |         $417    |
|Convertible Preferred Stock     |                     |                       |                    |                 |
|--------------------------------|---------------------|-----------------------|--------------------|-----------------|
|Common Stock issuable upon      |                     |                       |                    |                 |
|exercise of Series E warrants   |        150,000      |        $3.23125 (5)   |       $484,688     |         $135    |
|(Group O Warrants)              |                     |                       |                    |                 |
|--------------------------------|---------------------|-----------------------|--------------------|-----------------|
|TOTAL                                                                                                      $6,072 (6)|
-----------------------------------------------------------------------------------------------------------------------


(1) This registration statement is being used to register 1,675,275 shares of common stock underlying warrants owned by selling securityholders, 1,200,000 shares of common stock underlying convertible preferred stock owned by the selling securityholders, 2,414,585 shares of common stock owned by selling shareholders, 1,870,000 shares of common stock underlying publicly-held warrants, plus such indeterminate number of shares of common stock as may be issued by reason of the anti-dilution provisions of the warrants.

(2) Pursuant to Rule 457(c), the average of the high and low price of ImaginOn, Inc. common stock as quoted on the Nasdaq SmallCap Market on Thursday, February 4, 1999.

(3) The per share proposed maximum offering price assumed to be $2.50 for purposes of filing this registration statement.

(4) The per share proposed maximum offering price was calculated as follows:
$2.9375, the closing bid price of ImaginOn's common stock on January 15, 1999 (closing date for the Series D Convertible Preferred Stock Private Placement) was multiplied by 1.10.

(5) The per share proposed maximum offering price was calculated as follows:
$2.9375, the closing bid price of ImaginOn's common stock on January 15, 1999 (closing date for the Series E Convertible Preferred Stock Private Placement) was multiplied by 1.10.

(6) Includes $5,000 previously paid upon filing of the original registration statement and $1,105 paid concurrently with the filing of this amendment to cover the registration of additional shares of common stock. These amounts do not total $6,072, the amount shown in the Calculation of Registration Fee Table, because some shares included in the original registration statement have been removed.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

       Preliminary Prospectus, Subject to Completion dated March 17, 1999

                                   PROSPECTUS

                                 ImaginOn, Inc.

         ImaginOn is offering:

                  * 1,870,000 shares of its common stock to holders of its outstanding publicly-held warrants

         The selling securityholders listed on pages 14-19 are offering:

                  * 1,675,275 shares of common stock underlying warrants owned by the selling securityholders

                  * 1,200,000 shares of common stock underlying convertible preferred stock owned by the selling securityholders

                  * 2,414,585 shares of common stock owned by the selling securityholders

         The publicly-held warrants trade on the Nasdaq SmallCap Market under the symbol IMONW. Each publicly-held warrant can be exercised to purchase one share of common stock. for $1.50 until June 30, 1999. Persons who properly exercise the publicly-held warrants will receive common stock certificates without any restriction on the resale of the common stock.

         ImaginOn common stock trades on the Nasdaq SmallCap Market under the symbol IMON.

--------------------------------------------------------------------------------
|  An investment in the stock of ImaginOn involves a high degree of risk. The  |
|  shares should only be purchased by persons who can afford a complete loss.  |
|                    See "Risk Factors" beginning on page 3                    |
--------------------------------------------------------------------------------

         THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. A REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITYHOLDERS LISTED ON PAGES 14-19 MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  The date of this Prospectus is March 17, 1999

                                TABLE OF CONTENTS



Risk Factors.................................................................-3-

Forward-Looking Statements...................................................-7-

Overview of ImaginOn's Business..............................................-8-

Where You can Find More Information..........................................-9-

Use of Proceeds.............................................................-11-

Description of the Offering.................................................-12-

Selling Securityholders and Holders of ImaginOn's Publicly-Held Warrants....-12-

Plan of Distribution........................................................-20-

Special Considerations to the Holders
         of the Publicly-held Warrants......................................-21-

Exercise of Warrants........................................................-22-

Conversion of Convertible Preferred Stock...................................-22-

Indemnification Provided in Connection with the Offering
 by the Selling Securityholders.............................................-22-

Legal Matters...............................................................-23-

Experts  ...................................................................-23-

                                  RISK FACTORS

PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT IN THE COMMON STOCK. ANY ONE OR A COMBINATION OF THESE RISK FACTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON IMAGINON.

LIMITED OPERATIONS OF THE SPORTING GOODS DIVISION.

         ImaginOn's sporting goods division operates exclusively as a licensor of tradenames and trademarks. ImaginOn currently receives income from sub-licenses it has entered into regarding the use of the Kemper tradename and trademark for which it has a license. ImaginOn also licenses the California Pro name and trademark. However, it is possible that ImaginOn income derived from these licenses could cease at any time. ImaginOn has no other sporting goods related business.

DEVELOPMENT STAGE OF IMAGINON.COM.

         ImaginOn.com is a development stage company. As such, ImaginOn.com has no relevant operating history upon which it can evaluate its performance and prospects. Although ImaginOn.com's founders have experience in developing and commercializing new products based on innovative technologies, there can be no assurance that unanticipated expenses, problems or technical difficulties will not occur which would result in material delays in product commercialization or that ImaginOn.com's efforts will result in successful product commercialization.

NEED FOR ADDITIONAL CAPITAL; UNCERTAINTY OF CONTINUED FINANCING.

         In the future, ImaginOn will require additional financial resources to fund its new product development and growth. Although ImaginOn is actively exploring options for funding, it has received no commitment from any person or source for that financing, and there can be no assurance that adequate financing will be available on reasonable terms. The failure to acquire additional funding when required would have a material adverse effect on ImaginOn's business prospects.

IMAGINON'S EARNINGS GROWTH IS DEPENDENT UPON ACCEPTANCE OF IMAGINON.COM'S PRODUCTS.

         ImaginOn's earnings growth will now depend primarily upon market acceptance of ImaginOn's software products. ImaginOn.com's products may not be able to be successfully marketed or achieve customer acceptance.

IMAGINON'S SUCCESS DEPENDS ON THE INTRODUCTION OF NEW PRODUCTS AND PRODUCT ENHANCEMENTS.

         ImaginOn.com's success in the software development business is heavily dependent upon the timely introduction of successful new products or enhancements of existing products to replace declining revenues from products at the latter stage of a product cycle. Consumer preferences for software products are difficult to predict, and few consumer software products achieve sustained market acceptance. If revenue from new products or enhancements does not replace declining revenues from existing products, ImaginOn.com's business, operating results and financial condition could be materially adversely affected.

PRODUCTION DELAYS COULD INHIBIT IMAGINON.COM'S SUCCESS.

         The process of developing software products such as those offered by ImaginOn is extremely complex. A significant delay in the introduction of one or more new products or enhancements could have a material adverse effect on the ultimate success of such products and on ImaginOn.com's business, operating results and financial condition.

IMAGINON.COM OPERATES IN A DEVELOPING MARKET WITH EVER-INCREASING PARTICIPANTS.

         The market for Internet products and computer software is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services. Although ImaginOn.com believes that the diverse segments of the Internet market will provide opportunities for more than one supplier of products and services similar to those it possesses, it is possible that a single supplier may dominate one or more market segments. In addition, because the market for Internet products and computer software is rapidly changing, there can be no assurance that market acceptance of ImaginOn.com's products will be achieved.

IMAGINON FACES SIGNIFICANT COMPETITION FROM OTHER PROVIDERS OF INTERNET PRODUCTS AND COMPUTER SOFTWARE.

         The markets that ImaginOn.com intends to enter for its Internet products and computer software are characterized by intense competition and an increasing number of new market entrants who have developed or are developing potentially competitive products. Further, the cost barriers to these markets are relatively low, which means ImaginOn.com's competitors range from small companies with limited resources to large, more established companies. Some competitors, regardless of size, have substantially greater financial, technical, marketing, distribution, personnel and other resources. For example, current and future competitors with greater financial resources than ImaginOn.com may be able to carry larger inventories, undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make higher offers or guarantees to software developers and co-development partners than ImaginOn.com. It is possible that ImaginOn.com may not have the resources to withstand these and other competitive forces.

IMAGINON.COM MAY BECOME SUBJECT TO GOVERNMENT REGULATION.

         ImaginOn.com is not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to conduct businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. These laws or regulations, if adopted, could also limit the growth of the Internet, which could in turn decrease the demand for ImaginOn.com's proposed products and services and increase ImaginOn.com's cost of doing business. Inasmuch as the applicability to the Internet of the existing laws governing issues such as property ownership, libel and personal privacy is uncertain, any new legislation or regulation or the application of existing laws and regulations to the Internet could have an adverse effect on ImaginOn.com's business and prospects.

IMAGINON'S SUCCESS IS HEAVILY DEPENDENT ON ITS CURRENT MANAGEMENT.

         The success of ImaginOn will be dependent upon the personal efforts of its President and Chief Executive Officer, David M. Schwartz, and its Vice President, Engineering, Leonard W. Kain. The loss of the services of either individual could have a material adverse effect on ImaginOn's business and prospects. ImaginOn has not obtained "key-person" life insurance on Messrs. Schwartz and Kain.

IMAGINON.COM'S SUCCESS IS LINKED TO ITS ABILITY TO HIRE AND MAINTAIN PERSONNEL.

         The success of ImaginOn.com is linked to its ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense and ImaginOn.com may not be able to hire or retain qualified personnel which could have a material adverse effect on ImaginOn.com.

Contracts with Other Companies are Important to the Promotion of ImaginOn.com's Products and Reputation.

         ImaginOn.com has entered into agreements and informal relationships with other software and computer companies under which the companies will use ImaginOn.com's products. ImaginOn.com believes these arrangements are important to the promotion of ImaginOn.com's products and the public recognition of the "ImaginOn" name. These arrangements typically are not exclusive, and may be terminable upon little or no notice. Termination or alteration of these agreements could have a material adverse effect on ImaginOn.com's business, results of operations and financial condition.

IMAGINON.COM REGARDS ITS TECHNOLOGY AS PROPRIETARY AND TAKES STEPS TO PROTECT ITS INTERESTS.

         ImaginOn's success and ability to compete is dependent in part on ImaginOn.com's proprietary technology. ImaginOn.com regards its technology as proprietary and relies primarily on a combination of U.S. patents, trademarks, copyrights, trade secret laws, third-party non- disclosure agreements and other methods to protect its proprietary rights. The steps taken by ImaginOn.com to protect its proprietary rights may not be adequate and third parties may infringe or misappropriate ImaginOn.com's copyrights, trademarks, and similar proprietary rights. Additionally, effective trademark, patent, copyright and trade secret protection may not be available in every country in which ImaginOn.com's products and media properties will be distributed or made available through the Internet.

         The technology in which ImaginOn.com has proprietary rights is contained in its software. ImaginOn.com owns the GameFilm tools and know-how and has obtained a license for the GameFilm technology from JT Storage, Inc., successor to Atari, Inc. Currently, ImaginOn.com has a patent application pending for its transformational database processing and playback technology.

IMAGINON OR IMAGINON.COM COULD BE HELD LIABLE FOR SOME OF ITS SERVICES THEY PROVIDE.

         Because materials may be downloaded by the online or Internet services operated or facilitated by ImaginOn.com and may be subsequently distributed to others, there is a potential that claims will be made against ImaginOn and/or ImaginOn.com for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature and content of such materials. Such claims have been brought, and sometimes successfully pressed, against online service providers in the past. Although ImaginOn and ImaginOn.com carry general liability insurance, their insurance may not cover potential claims of this type or may not be adequate to indemnify them for all liability that may be imposed. Any impositions of liability or legal defense expenses are not covered by insurance or in excess of insurance coverage could have a material adverse effect on ImaginOn and/or ImaginOn.com's business, operating results and financial condition.

ImaginOn's   publicly-held  warrants  can  only  be  exercised  when  a  current prospectus is in effect and the underlying common stock is qualified for sale under state securities laws.

         By law, the publicly-held warrants can be exercised only at a time when a current prospectus is in effect and only if the underlying common stock is qualified for sale under applicable securities laws of the states in which the holders of the publicly-held warrants reside. ImaginOn intends to use its best efforts to keep this prospectus current during the publicly-held warrant exercise period, although there is no guarantee that it will do so.

SUBSTANTIAL DILUTION OCCURRED TO IMAGINON STOCKHOLDERS UPON COMPLETION OF THE MERGER WITH IMAGINON.COM.

         As a result of the merger with ImaginOn.com, approximately 21 million shares of ImaginOn were authorized to be issued to ImaginOn.com shareholders. At this time, ImaginOn had approximately 15.8 million shares outstanding. Consequently, ImaginOn's stockholders experienced significant dilution as a result of the merger.

INTEGRATION OF IMAGINON OPERATIONS MAY PROVE TO BE DIFFICULT.

         The merger of ImaginOn, Inc. with ImaginOn.com significantly altered ImaginOn's business. There can be no assurance that ImaginOn can realize the expected benefits of the merger. However, as a result of the merger, the companies expect to derive the following benefits:

                  *      attract additional investors

                  *      access to greater financial resources

                  *      improved potential for long term appreciation

                  *      reduce exposure to regional economic risk

                  * attract additional financial analyst and industry coverage


                           FORWARD-LOOKING STATEMENTS

                   Statements contained in this prospectus and in the documents incorporated by reference herein, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and
         Section 21E of the Exchange Act. These forward- looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as "believes," "anticipates," "expects," "estimates," "may," "will" or similar terms. Forward-looking statements also include projections of financial performance, statements regarding management's plans and objectives and statements concerning any assumption relating to the foregoing. Important factors regarding ImaginOn's business, operations and competitive environment which may cause actual results to vary materially from these forward-looking statements are discussed above under the caption Risk Factors.

                         OVERVIEW OF IMAGINON'S BUSINESS

         In 1997, ImaginOn, operating under its then name California Pro Sports, Inc., had limited operating revenue from its in-line skate and snowboard businesses. In September 1997, ImaginOn sold substantially all of the assets of its ice and street/roller hockey business. Also in 1997, due to continuing operating losses, management decided to restructure ImaginOn and reduce its debt. During 1998, ImaginOn had no operating revenues, but did have income from sub-licensing agreements.

         On October 2, 1997, ImaginOn signed a letter of intent to merge a wholly-owned subsidiary corporation with ImaginOn.com, a privately-held California software company. When the letter of intent was signed ImaginOn.com was known as ImaginOn, Inc. and has since changed its name to ImaginOn.com. ImaginOn and ImaginOn.com entered into an agreement and plan of merger with ImaginOn.com that was effective on January 30, 1998.

         The stockholders of both companies approved the merger in December1998. The stockholders of ImaginOn also approved changing the name of ImaginOn from California Pro Sports, Inc. to ImaginOn, Inc. The name change was filed with the state of Delaware on December 18, 1998.

         On January 20, 1999, the merger was completed and the shareholders of ImaginOn.com became stockholders of ImaginOn, Inc. As a result of the merger, ImaginOn conducts all of its active business through ImaginOn.com.

         ImaginOn.com designs, sells and manufactures:

                  * consumer software products for the infotainment and edutainment compact disc and digital video disc markets; and

                  *      Internet software.

         ImaginOn.com's core proprietary technology, transformational database processing and playback, is used in a set of 12 software tools developed and used by ImaginOn.com. New products created with ImaginOn.com tools are characterized by seamless real-time access to video, audio, graphics, text, html and three dimensional objects from multiple remote or local databases. ImaginOn.com is packaging its tool set as an internet data management system.

         Taking advantage of its own tool set to build innovative and unique Internet and software products quickly and at low cost, ImaginOn.com is producing a series of interactive travelogues for distribution on compact disc and digital video disc. ImaginOn.com's first general-purpose software application, WebZinger(TM), is an automated productivity tool that searches the world wide web, then formats its results into a graphic PowerPoint(TM)-like slideshow.

         ImaginOn's principal executive offices are located at 1313 Laurel Street, Suite 1, San Carlos, California 94070. Its telephone number is (650) 596-9300. Its world wide web homepage can be found at www.imaginon.com.


                       WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires ImaginOn to file information with the Securities and Exchange Commission concerning its business and operations. Accordingly, ImaginOn files annual, quarterly, and special reports, proxy statements and other information with the Commission. You can inspect and copy of this information at the Public Reference Facility maintained by the Commission at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can also do so at the following regional offices of the Commission:

                  * New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048

                  * Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

         You can receive additional information about the operation of the Commission's Public Reference Facilities by calling the Commission at 1-(800) SEC-0330. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that, like ImaginOn, file information electronically with the Commission.

         The Commission allows ImaginOn to incorporate by reference information that has been filed with them, which means that ImaginOn can disclose important information to you by referring you to the other information we have filed with the Commission. The information that we incorporate by reference is considered to be part of this prospectus, and related information that we file with the Commission will automatically update and supersede information we have included in this prospectus. We also incorporate by reference any future filings we make with the Commission under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, until the selling securityholders sell all of their shares or until the registration rights of the selling securityholders expire. This prospectus is part of a registration statement that we filed with the Commission (Registration No. 333-71989).

               Filing                                                     Period

Annual Report on Form 10-KSB..................... Year ended December 31, 1997, as amended by Form 10-KSB/A-1
                                                  and filed on October 23, 1998

Quarterly Reports on Form 10-QSB..................Quarters Ended September 30,
                                                  1998, June 30, 1998 as amended
                                                  and March 31, 1998 as amended

Current reports on Form 8-K.......................Dated:
                                                  *           February 3, 1999
                                                  *           June 25, 1998
                                                  *           March 25, 1998
                                                  *           February 23, 1998

Proxy Statement on Schedule 14A...................For the Special Meeting held
                                                  December 10, 1998

Description of ImaginOn's common stock............See ImaginOn's Registration
                                                  Statement on Form 8-A, File
                                                  No. 0-25114.

         You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at the following address:

                               Investor Relations
                                 ImaginOn, Inc.
                          1313 Laurel Street, Suite #1
                          San Carlos, California 94070
                            Telephone: (650) 596-9300

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or amendment to this prospectus. We have not authorized anyone else to provide you with different information or additional information. Selling securityholders will not make an offer of ImaginOn's common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

                                 USE OF PROCEEDS

         If all the warrants are exercised at their current exercise prices, ImaginOn will receive net proceeds of approximately $4 million. The proceeds of any warrant exercises will be used for working capital purposes.

                           DESCRIPTION OF THE OFFERING

         An aggregate of 7,159,860 shares of ImaginOn's common stock are included in this prospectus. The following is a breakdown of these shares:

                  * 1,870,000 shares to be issued upon exercise of publicly-held warrants

                  * 1,675,275 shares to be issued upon exercise of warrants owned by the selling securityholders

                  * 1,200,000 shares to be issued upon conversion of convertible preferred stock owned by the selling securityholders

                  * 2,414,585 shares to be resold by the selling securityholders

    SELLING SECURITYHOLDERS AND HOLDERS OF IMAGINON'S PUBLICLY-HELD WARRANTS

         The following tables set forth the total number of shares to be registered by this registration statement. Table I lists each warrant issuance to the selling securityholders and holders of ImaginOn's publicly-held warrants. Table II lists the securities to be registered and offered for sale by the selling securityholders and holders of ImaginOn's publicly-held warrants. Table II also names each of the selling shareholders individually. Except as indicated, the selling securityholders and holders of ImaginOn's publicly-held warrants are offering all of the shares of common stock and warrants owned by them or received by them upon the exercise of the warrants. The term "selling securityholders" include donees, pledgees, transferees and other successors in interest selling shares received from the selling shareholder after the date of this prospectus.

         Because the selling securityholders and holders of ImaginOn's publicly-held warrants may offer all or part of the shares of common stock received upon exercise of the warrants, which they hold pursuant to the offering contemplated by this prospectus, and because their offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of warrants that will be held upon termination of this offering. The shares of common stock received upon exercise of the warrants offered by this prospectus may be offered from time to time by the selling securityholders and holders of ImaginOn's publicly-held warrants.

                                     TABLE I
                WARRANT ISSUANCES TO THE SELLING SECURITYHOLDERS

|===============================================================================================================|
|                     |                     |             |                |                 |    Common Stock  |
|                     |        Warrants     |    Grant    |    Exercise    |    Expiration   |    Issuable Upon |
|     Title           |      Outstanding    |    Date     |      Price     |       Date      |       Exercise   |
|===============================================================================================================|
|                     |                     |             |                |                 |                  |
|Group A Warrants     |           21,000    |   9/8/1994  |        $1.50   |       9/7/1999  |           21,000 |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|Group B Warrants     |           71,669    |  1/17/1995  |        $1.50   |      1/17/2000  |           71,669 |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|Group C Warrants     |          120,000    |  1/17/1995  |        $1.80   |      1/17/2000  |          120,000 |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|Group D Warrants     |        1,870,000    |  1995 IPO   |        $1.50   |      6/30/1999  |        1,870,000 |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|Group E Warrants     |           71,568    |  5/1/1997-  |      $.05535   |      9/22/2000  |           71,568 |
|                     |                     | 10/14/1997  |                |                 |                  |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|Group F Warrants     |          560,807    | 12/27/1997- |      $.46125   |      1/20/2000  |          560,807 |
|                     |                     |  1/20/1999  |                |                 |                  |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|Group G Warrants     |          135,500    | 11/27/1997  |       $.1845   |     11/25/2000  |          135,500 |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|Group H Warrants     |           20,000    |  4/15/1997  |        $1.00   |      4/15/2000  |           20,000 |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|Group I Warrants     |           15,000    |   9/7/1997  |        $2.00   |       9/7/2000  |           15,000 |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|Group J Warrants     |           51,400    |  4/15/1994  |        $1.00   |      4/14/2002  |           51,400 |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|Group K Warrants     |          150,000    |   8/2/1995  |        $1.00   |       8/1/2003  |          150,000 |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|Group L Warrants     |          100,000    |  4/13/1997  |         $.75   |      4/13/2002  |          100,000 |
|---------------------|---------------------|-------------|----------------|-----------------|------------------|
|Group M Warrants     |           58,331    |  7/25/1995  |      $4.8125   |      7/25/2000  |           58,331 |
|---------------------------------------------------------------------------------------------------------------|
|Group N Warrants     |          150,000    |  1/15/1999  |     $1.66719   |      1/15/2004  |          150,000 |
|---------------------------------------------------------------------------------------------------------------|
|Group O Warrants     |          150,000    |  1/26/1999  |     $7.28063   |      1/26/2004  |          150,000 |
|===============================================================================================================|

                     Table II: Shares and Shares Underlying
          Warrants and Convertible Preferred Stock to Be Registered and
                   Offered by the Selling Securityholders and
                  Holders of ImaginOn's Publicly-Held Warrants

========================================================================================================
|                               |   Amount of common    |    Common Stock to     |    Amount of common |
|                               |  stock owned before   |   be Offered by the    |   stock Owned after |
|      Name                     |     this Offering     |        Selling         |    the Offering is  |
|                               |                       |     Securityholder     |        Complete     |
|======================================================================================================|
|GROUP A WARRANTS-PLACEMENT AGENT WARRANTS                                       |                     |
|-------------------------------|-----------------------|------------------------|---------------------|
|Tom Curtis                     |               0       |           6,300        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Charles F. Kirby               |               0                   3,640        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Mike Kirby                     |               0                   4,060        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|David F. Lutz                  |               0                   7,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|GROUP B WARRANTS-UNDERWRITER WARRANTS                                           |                     |
|-------------------------------|-----------------------|------------------------|---------------------|
|Fred Birner                    |               0       |          10,830        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Cohig & Associates             |               0       |          34,916        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Dennis Genty                   |               0       |           7,410        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Steven R. Hinkle               |               0       |           6,813        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Ed Larkin                      |               0       |           4,560        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|David C. Olson                 |               0       |           6,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Rike Wootten                   |               0       |           1,140        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|GROUP C WARRANTS-UNDERWRITER WARRANTS                                           |                     |
|-------------------------------|-----------------------|------------------------|---------------------|
|Steven M. Bathgate             |               0       |          11,400        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Fred Birner                    |               0       |          10,830        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Cohig & Associates             |               0       |          46,740        |                0    |
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
|David H. Drennen               |               0       |           2,280        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Dennis Genty                   |               0       |           7,410        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Steven R. Hinkle               |               0       |           9,120        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|James Hosch                    |               0       |           5,700        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Ed Larkin                      |               0       |           4,560        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Eugene C. McColley             |               0       |          14,820        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|David C. Olson                 |               0       |           6,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Rike Wootten                   |               0       |           1,140        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|GROUP D WARRANTS-PUBLICLY-HELD WARRANTS                                                               |
|-------------------------------|-----------------------|------------------------|---------------------|
|Warrant Holders                |               0       |       1,870,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|GROUP E WARRANTS--IMAGINON.COM WARRANTS ASSUMED BY IMAGINON IN CONNECTION WITH THE MERGER             |
|-------------------------------|-----------------------|------------------------|---------------------|
|Thomas Olson                   |               0       |          17,368        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|David Schaper                  |               0       |          54,200        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|GROUP F WARRANTS-IMAGINON.COM WARRANTS ASSUMED BY IMAGINON IN CONNECTION WITH THE MERGER              |
|-------------------------------|-----------------------|------------------------|---------------------|
|Mark Kroeger                   |               0       |          28,997        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Henry Fong                     |               0       |           8,400        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Joseph Maenza                  |               0       |          54,200        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|John Stapleton                 |               0       |          67,750        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|John Kubinski                  |               0       |          27,100        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Wayne Mills                    |               0       |         271,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Infinity Advisors, Inc.        |               0       |          40,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Gary Tice                      |               0       |          60,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|GROUP G WARRANTS-IMAGINON.COM WARRANTS ASSUMED BY IMAGINON IN CONNECTION WITH THE MERGER              |
|-------------------------------|-----------------------|------------------------|---------------------|
|Regis Dahl                     |               0       |         135,500        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|GROUP H WARRANTS-WARRANTS HELD BY REGIS DAHL                                                          |
|-------------------------------|-----------------------|------------------------|---------------------|
|Regis Dahl                     |               0       |          20,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|GROUP I WARRANTS-WARRANTS HELD BY REGIS DAHL                                                          |
|-------------------------------|-----------------------|------------------------|---------------------|
|Regis Dahl                     |               0       |          15,000        |                0    |
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
|GROUP J WARRANTS-WARRANTS HELD BY GARY ALTMAN                                                         |
|-------------------------------|-----------------------|------------------------|---------------------|
|Gary Altman                    |               0       |          51,400        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|GROUP K WARRANTS-WARRANTS HELD BY GARY ALTMAN                                                         |
|-------------------------------|-----------------------|------------------------|---------------------|
|Gary Altman                    |               0       |         150,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|GROUP L WARRANTS-WARRANTS HELD BY RALPH H. GRILLS, JR.                                                |
|-------------------------------|-----------------------|------------------------|---------------------|
|Ralph H. Grills, Jr.           |               0       |         100,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|GROUP M WARRANTS-WARRANTS HELD BY UNIVEST MANAGEMENT                                                  |
|-------------------------------|-----------------------|------------------------|---------------------|
|Univest Management             |               0       |          58,331        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|GROUP N WARRANTS-- SERIES D PRIVATE PLACEMENT PREFERRED STOCK                                         |
|-------------------------------|-----------------------|------------------------|---------------------|
|The Shaar Fund, Ltd.           |               0       |         150,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|GROUP O WARRANTS-SERIES E PRIVATE PLACEMENT WARRANTS                                                  |
|-------------------------------|-----------------------|------------------------|---------------------|
|World Capital Funding, LLC     |               0       |         150,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|IMAGINON COMMON STOCK ISSUANCES                                                                       |
|-------------------------------|-----------------------|------------------------|---------------------|
|Brian C. Simpson               |               0       |          10,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Hung-Chang Yang                |               0       |          10,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Regis Dahl                     |               0       |          67,750        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Generation Capital             |               0       |         140,750        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Wayne Mills                    |               0       |         154,573        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Larry Katz                     |               0       |          67,750        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Gary Tice                      |               0       |          80,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|GA Partnership                 |               0       |           2,500        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Russell Casement               |               0       |           2,500        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|IMAGINON COMMON STOCK ISSUANCES TO HOLDERS OF USA SKATE CORP. COMMON STOCK                            |
|-------------------------------|-----------------------|------------------------|---------------------|
|R. Andrew Girardot             |               0       |          41,250        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Ralph Grills                   |               0       |          75,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|John T. Kubinski               |               0       |          75,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|L&S Partners                   |               0       |          33,750        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Wayne Mills                    |               0       |          75,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Ralph Murad                    |               0       |          10,500        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Greg Pusey                     |               0       |          63,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Arlene Raskin                  |               0       |          15,000        |                0    |
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
|Laurence Alpert                |               0       |          30,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Anker Bank                     |               0       |          30,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Carylyn Bell                   |               0       |          15,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Brimstone Limited              |               0       |         300,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Russell Casement               |               0       |          57,750        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Regis Dahl                     |               0       |          12,750        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Emitex, Inc.                   |               0       |          60,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Irene Friedlob                 |               0       |          15,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|GA Partnership                 |               0       |          49,500        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Bertrand T. Ungar              |               0       |         150,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|VLA Partnership                |               0       |           7,500        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Rike D. Wootten                |               0       |          28,500        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Michael Casazza                |               0       |          57,501        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Cord Investment Company        |               0       |          45,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|IMAGINON COMMON STOCK ISSUANCES TO PERSONS WHO CONVERTED USA SKATE CORP PROMISSORY NOTES              |
|-------------------------------|-----------------------|------------------------|---------------------|
|Michael S. Casazza             |               0       |          81,813        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Thomas McCarthy                |               0       |          21,250        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Alexander B. Neel              |               0       |          10,625        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|William G. Field, M.D.         |               0       |           5,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|John Ballard                   |               0       |          19,350        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Trican Developments, Inc.      |               0       |          29,937        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Donald Gross                   |               0       |          21,250        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Springmeadow Limited           |               0       |           5,132        |                0    |
|Partnership                    |                       |                        |                     |
|-------------------------------|-----------------------|------------------------|---------------------|
|IMAGINON COMMON STOCK ISSUANCES TO EXTEND USA SKATE CORP. PROMISSORY NOTES-"KICKER SHARES"            |
|-------------------------------|-----------------------|------------------------|---------------------|
|John Ballard                   |               0       |          18,876        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|T. Walter Brashier             |               0       |           4,569        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Cambridge Holdings, Ltd.       |               0       |          18,876        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Michael S. Casazza             |               0       |           1,294        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Russell Casement               |               0       |          30,203        |                0    |
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
|Russell Casement, DDS, P.C.    |               0       |           9,537        |                0    |
|Employee Profit Sharing Plan   |                       |                        |                     |
|-------------------------------|-----------------------|------------------------|---------------------|
|CLFS Equities, Ltd.            |               0       |           4,715        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Arthur N. and Helen S.         |               0       |           7,548        |                0    |
|Converse                       |                       |                        |                     |
|-------------------------------|-----------------------|------------------------|---------------------|
|Cord Investment Co.            |               0       |          18,876        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Growth Ventures, Inc. Pension  |               0       |           4,715        |                0    |
|Plan & Trust                   |                       |                        |                     |
|-------------------------------|-----------------------|------------------------|---------------------|
|DeJure, Ltd.                   |               0       |          88,727        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|William G. Field, MD           |               0       |           4,715        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|FBO Freberg & Company, Inc.    |               0       |           4,715        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|GA Partnership                 |               0       |          15,082        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Darryl L. and Sharon Getman    |               0       |           1,475        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|R. Andrew Girardot, Jr. DDS    |               0       |          18,876        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Donald Gross                   |               0       |             744        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Carl W. Hefton                 |               0       |           4,715        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Ming Hsu                       |               0       |          18,876        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|James A. and Ada L. Jones      |               0       |           4,715        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Michael Leiter                 |               0       |           9,436        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Charles David Luther           |               0       |           4,715        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Rudy Luther                    |               0       |           4,715        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Gary Magness                   |               0       |           9,436        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Thomas McCarthy                |               0       |           1,523        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Alexander B. Neel              |               0       |             761        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|James H. O'Keefe               |               0       |           4,715        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Rons Family Living Trust       |               0       |           9,436        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|William L. Schuetz             |               0       |           9,436        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Glen E. Sibley                 |               0       |           4,715        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Springmeadow Limited           |               0       |             381        |                0    |
|Partnership                    |                       |                        |                     |
|-------------------------------|-----------------------|------------------------|---------------------|
|Ralph C. Wintrode              |               0       |           9,436        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Stephen J. Tierschel           |               0       |           4,715        |                0    |
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
|Trican Developments, Inc.      |               0       |          18,876        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Kenneth L. Weiner              |               0       |           3,538        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Paine Webber CF - Penelope     |               0       |           3,063        |                0    |
|Avery Jones                    |                       |                        |                     |
|-------------------------------|-----------------------|------------------------|---------------------|
|IMAGINON COMMON STOCK UNDERLYING SERIES D PREFERRED STOCK                                             |
|-------------------------------|-----------------------|------------------------|---------------------|
|The Shaar Fund, Ltd.           |               0       |         600,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|IMAGINON COMMON STOCK UNDERLYING SERIES E PREFERRED STOCK                                             |
|-------------------------------|-----------------------|------------------------|---------------------|
|The Augustine Fund             |               0       |         160,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|The Four Corporation Defined   |               0       |          28,000        |                0    |
|Benefit Pension Trust          |                       |                        |                     |
|-------------------------------|-----------------------|------------------------|---------------------|
|Philip M. Holstein, Jr.        |               0       |          20,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Russell G. Kraus               |               0       |          10,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Joseph Sloves                  |               0       |          20,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Dale N. Steen                  |               0       |          20,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Tabacalera Ltd.                |               0       |         120,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Taurus Enterprise, LLC         |               0       |          30,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Teth Limited Liability         |               0       |          32,000        |                0    |
|Company                        |                       |                        |                     |
|-------------------------------|-----------------------|------------------------|---------------------|
|World Capital Funding LLC      |               0       |          40,000        |                0    |
|-------------------------------|-----------------------|------------------------|---------------------|
|Zakeni Limited                 |               0       |         120,000        |                0    |
--------------------------------------------------------------------------------------------------------

                              PLAN OF DISTRIBUTION

         The shares of common stock issuable upon the exercise of the publicly-held warrants will be offered solely by ImaginOn, and no underwriters are participating in this offering.

         ImaginOn is also registering the shares offered by the selling securityholders.

         ImaginOn will pay all costs and expenses in connection with the preparation of this prospectus and the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling securityholders. Selling securityholders may sell their shares from time to time in one or more types of transactions, which may include block transactions, on the Nasdaq SmallCap Market. Such transactions include:

                  *      negotiated transactions

                  *      put or call option transactions;

                  *      short sales; or

                  * a combination of the above transaction at market prices at the time of sale or at negotiated prices.

         Such transactions may or may not involve brokers or dealers. The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling securityholders.

         ImaginOn has agreed to indemnify the selling securityholders and their officers, directors and each person who controls any selling securityholder against all losses, claims, damages, liabilities and expenses caused by:

                  * any untrue or alleged untrue statement of material fact contained in the registration statement, this prospectus or any amendment or supplement to these documents; or

                  * any omission or alleged omission to state a material fact in the registration statement, this prospectus or any amendment or supplement to these documents that is required to be stated or necessary to ensure that the documents are not misleading.

         A selling securityholder will not be indemnified if the claims relating to or arising from such untrue statements or omissions if:

                  * the statements or omissions are based on written information provided by the selling securityholder for use in the preparation of the registration statement, this prospectus or any amendments or supplements to these documents; or

                  * the selling securityholder fails to deliver a copy of this prospectus to a buyer.

         The selling securityholders and any broker-dealers that act in connection with the sale of securities might be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by those broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

         Because selling securityholders may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act. ImaginOn has informed the selling securityholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         Selling securityholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.


                      SPECIAL CONSIDERATIONS TO THE HOLDERS
                          OF THE PUBLICLY-HELD WARRANTS

         The shares of common stock issuable upon the exercise of the publicly-held warrants will be offered solely by ImaginOn, and no underwriters are participating in this offering.

         For a holder of the publicly-held warrants to exercise the warrants, there must be a current registration statement covering the common stock underlying the warrants on file with the Securities and Exchange Commission and various state securities commissions.

         ImaginOn intends to maintain a current registration statement while the publicly-held warrants are exercisable. The publicly-held warrants are currently due to expire on June 30, 1999.

         ImaginOn has requested from its warrant agent a list of record holders of the publicly-held warrants and the states in which the beneficial holders of the publicly-held warrants reside, and is researching the blue sky laws of those states to determine if exercise of these warrants is permitted in those states. ImaginOn will have its warrant agent verify the residence of an exercising warrantholder prior to allowing the exercise of the publicly-held warrants to prevent the exercise of publicly-held warrants in states which do not permit such exercise. As of March 10, 1999, ImaginOn's records indicated that the holders of its publicly-held warrants resided in the States of Colorado, Florida, Hawaii, Illinois, Minnesota, New Jersey and New York. ImaginOn has either registered or obtained an exception from registration requirements for the exercise of the publicly-held warrants with respect to these states. The publicly-held warrants may be deprived of any value if a current prospectus covering the common stock issuable upon the exercise thereof is not kept effective or if such underlying common stock is not qualified in the states in which the holders of the publicly-held warrants reside. These warrants may be deprived of any value if a current prospectus covering the securities issuable upon the exercise thereof is not kept effective or if such underlying securities are not qualified in the states in which the holders of the publicly-held warrants reside.

                              EXERCISE OF WARRANTS

         All warrants may be exercised on or prior to expiration of the applicable warrant exercise period, by signing the Election to Purchase on the reverse side of the warrant certificate. The Election to Purchase form together with payment of the full exercise price for the number of warrants being exercised should be delivered to the warrant agent if publicly-held warrants are being exercised and to ImaginOn for all other warrants..

         Payment must be by certified funds or cashier's check, payable to the order of the warrant agent in the case of the publicly-held warrants, and to ImaginOn, in the case of the selling securityholders warrants. The warrant agent for the publicly-held warrants is Corporate Stock Transfer, Inc., 370 17th Street, Suite 2350, Denver, Colorado 80202.

                    CONVERSION OF CONVERTIBLE PREFERRED STOCK

         All preferred stock may be converted into common stock by submitting a Notice of Conversion to ImaginOn.

     INDEMNIFICATION PROVIDED IN CONNECTION WITH THE OFFERING BY THE SELLING
                                SECURITYHOLDERS

         With respect to a registration statement relating to the securities being offered by the selling securityholders, the selling securityholders have agreed to indemnify, to the extent permitted by law, ImaginOn, its directors, certain of its officers and each person who controls ImaginOn (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in a registration statement or prospectus, or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information or affidavits relating to the selling securityholders furnished by the selling securityholders to ImaginOn for use therein.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling ImaginOn pursuant to the foregoing provisions, ImaginOn has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

         The legality of the securities being offered will be passed on for ImaginOn by Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, Denver, Colorado.

                                     EXPERTS

         The financial statements of ImaginOn as of December 31, 1997 and for the years ended December 31, 1997 and 1996, incorporated by reference in this prospectus from the Annual Report on Form 10-KSB/A, have been incorporated herein in reliance on the report of Gelfond Hochstadt Pangburn & Co., independent certified public accountants, given on the authority of said firm as experts in accounting and auditing.

                                 IMAGINON, INC.

                                 March 17, 1999

                      ------------------------------------

                                   PROSPECTUS

                      ------------------------------------

--------------------------------------------------------------------------------
|        No dealer, salesman or other person has been authorized to give any   |
|  information or to make any representations other than those contained in    |
|  this prospectus. Any information or representations not herein contained,   |
|  if given or made, must not be relied upon as having been authorized by the  |
|  company. This prospectus does not constitute an offer or solicitation in    |
|  respect to these securities in any jurisdiction in which such offer or      |
|  solicitation would be unlawful. The delivery of this prospectus shall not   |
|  under any circumstances, create any implication that there has been no      |
|  change in the affairs of ImaginOn or that the information contained herein  |
|  is correct as of any time subsequent to the date of this prospectus.        |
|  However, in the event of a material change, this prospectus will be         |
|  amended or supplemented accordingly.                                        |
--------------------------------------------------------------------------------

              PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration fee.

         Registration and filing fee                     $6,099
         NASD filing fee                                 72,082
         Printing                                         2,000
         Accounting fees and expenses                     3,000
         Legal fees and expenses                         15,000
         Blue sky fees and expenses                         500
         Transfer and Warrant Agent                       5,000
         Other                                            6,319
                                                          -----
           Total                                       $110,000
           =====                                       ========

ITEM 15 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION PROVIDED UNDER IMAGINON'S CERTIFICATE OF
INCORPORATION

         Section 145 of the Delaware General Corporation Law and Article Ninth of the Registrant's Certificate of Incorporation provides for, under certain circumstances, the indemnification of the Registrant's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnifications provided for is contained herein, but that description is qualified in its entirety by reference to Article Ninth of the Registrant's Certificate of Incorporation and the relevant Section of the Delaware General Corporation Law.

         In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person's actions resulting in the liabilities: (i) were taken in good faith;
(ii) were reasonably believed to have been in or not opposed to the Registrant's best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

         The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys' fees, actually and reasonably incurred in connection with the proceeding.

         Indemnification in connection with a proceeding by or in the right of ImaginOn in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys' fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in ImaginOn's best interest and must not have been adjudged liable to ImaginOn unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

         Delaware law authorizes the Registrant to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the ImaginOn a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by ImaginOn.

         The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under the Registrant's Certificate of Incorporation, Bylaws, resolutions of its stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of ImaginOn and inure to the benefit of the heirs, executors and administrators of such persons.

         The statutory provision cited above also grants the power to the Registrant to purchase and maintain insurance policies which protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not ImaginOn would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by the Registrant.

         Article VIII of the Registrant's Bylaws provides that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into agreements with its directors indemnifying them to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 16 - EXHIBITS

         The following is a complete list of exhibits filed as part of this registration statement:

No.            Description

3(i).1 Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the registrant's registration statement on Form SB-2, Registration No. 33- 85108 as filed with the Securities and Exchange Commission "SEC" on October 13, 1994 (the "1994 Registration Statement").)

3(i).2 Certificate of Designations for Series B 4% Convertible Preferred Stock. (Incorporated by reference to Exhibit 3.(I).1 of the registrant's June 30, 1998 10- QSB.)

3(i).3 Certificate of Designations for Series C 4% Convertible Preferred registrant's December 21, 1998 Form S-3/A

3(i).4 Certificate of Designations for Series D 4% Convertible Preferred Stock. Previously filed.

3(i).5 Amendment to Certificate of Incorporation of the Registrant dated July 22, 1998. Previously filed.

3(i).6 Amendment to Certificate of Incorporation of the Registrant dated December 17, 1998. Previously filed.

3(ii).1 Bylaws as currently in effect. (Incorporated by reference to Exhibit 3.2 to the 1994 Registration Statement.)

4.1 Specimen of common stock certificate. (Incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the 1994 Registration Statement, filed with the SEC on December 22, 1994 ("1994 Amendment #4).)

5.1            Opinion of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC.
               Previously filed.

23.1 Consent of Independent Certified Public Accountants. Previously filed.

23.2           Consent of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC.
               Previously filed.

ITEM 17 - UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

20.                To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

21.                That, for the purpose of determining any liability under the
               Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

22.               To remove from registration by means of a post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

23.               That, for purposes of determining any liability under the
               Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on March 17, 1999.

                                    IMAGINON, INC.

                                    By: /s/ David M. Schwartz
                                    --------------------------------------------
                                    David M. Schwartz, Chairman,
                                    CEO and President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                            TITLE                           DATE
----------                            -----                           ----

/s/ David M. Schwartz     Chief Executive Officer, Chief         March 17, 1999
---------------------   Financial Officer, Chief Accounting
David M. Schwartz         Officer, President and Director


        *                     Secretary and Director             March 17, 1999
----------------------
Leonard W. Kain


        *                             Director                   March 17, 1999
----------------------
Mary E. Finn

/s/ David M. Schwartz
----------------------                                           March 17, 1999
*David M. Schwartz,
Attorney-in fact